Exhibit 99.7
Feldman Financial Advisors, Inc.

1001 Connecticut Avenue, NW • Suite 840
Washington, DC 20036
202-467-6862 • (Fax) 202-467-6963

Lebanon Mutual Insurance Company
Cleona, Pennsylvania
Conversion Valuation Appraisal Update
Valued as of June 2, 2008
Prepared By
Feldman Financial Advisors, Inc.
Washington, D.C.

Feldman Financial Advisors, Inc.

1001 Connecticut Avenue, NW • Suite 840
Washington, DC 20036
202-467-6862 • (Fax) 202-467-6963
June 2, 2008
Board of Directors
Lebanon Mutual Insurance Company
137 West Penn Avenue
Cleona, Pennsylvania 17042
Members of the Board:
     At your request, we have completed and hereby provide an updated independent appraisal (the “Appraisal”) of the estimated pro forma market value of Lebanon Mutual Insurance Company (“Lebanon Mutual” or the “Company”), as of June 2, 2008. Pursuant to a Plan of Conversion (the “Plan”) adopted by the Board of Directors of the Company, Lebanon Mutual will convert from a Pennsylvania-chartered mutual property and casualty insurance company to a Pennsylvania-chartered stock property and casualty insurance company (the “Conversion”), issue all of its capital stock to a newly formed holding company, LMI Holdings, Inc. (“LMI Holdings”), and become a wholly-owned subsidiary of LMI Holdings. In accordance with the Plan, LMI Holdings will then offer shares of its common stock for sale in a subscription offering and, if necessary, in a community offering and a syndicated community offering. Our previous Appraisal as of April 11, 2008 is incorporated herein by reference.
     To facilitate completion of the Conversion, Lebanon Mutual and LMI Holdings entered into an Investment Agreement with Griffin MTS Partners, LP (“Griffin MTS”), a newly formed Pennsylvania limited partnership created for the sole purpose of entering into the Investment Agreement with Lebanon Mutual and LMI Holdings and performing its obligations under that agreement. Under the Investment Agreement, Griffin MTS will pay the costs of the Conversion in exchange for a payment at closing and will absorb the costs fully in the event the transaction is not completed (unless the reason it is not completed is abandonment by Lebanon Mutual). In addition, Griffin MTS has agreed to purchase a significant interest in LMI Holdings to help ensure completion of the Conversion.
     As part of the Conversion, LMI Holdings is offering shares of its common stock for sale in a subscription offering to the following potential subscribers: policyholders insured under policies of insurance issued by Lebanon Mutual; the Company’s employee stock ownership plan (“ESOP”); directors, officers, and employees of Lebanon Mutual; and Griffin MTS. Any shares not subscribed for in the subscription offering may be offered to members of the general public in a community offering with preference given to Griffin MTS, residents of Berks, Dauphin, Lancaster, or Lebanon Counties in Pennsylvania, and licensed insurance agencies and brokers that market and distribute insurance policies issued by the Company. If there are any shares of common stock not purchased in the subscription and community offerings, they may be offered for sale to the public in a syndicated community offering.

FELDMAN FINANCIAL ADVISORS, INC.
Board of Directors
Lebanon Mutual Insurance Company
June 2, 2008
Page Two
     Griffin MTS has agreed to purchase up to the lesser of 35% of LMI Holdings common stock sold in the Conversion or $6,500,000 of LMI Holdings common stock. Griffin MTS will have the right to purchase $500,000 of LMI Holdings common stock in the subscription offering and has agreed to submit an order in the community offering for the balance of the shares that it has agreed to purchase. LMI Holdings will have the option to accept or reject, in whole or in part, the order submitted by Griffin MTS in the community offering.
     This Appraisal is furnished in conjunction with the submission by Lebanon Mutual of the Application for Approval to Convert from Mutual to Stock Form (the “Application”) with the Pennsylvania Insurance Department under the Insurance Company Mutual to Stock Conversion Act, 40 P.S. Sections 911-A et seq. (the “Conversion Act”). In accordance with the Plan and Section 914-A(d) of the Conversion Act, the estimated pro forma market value of the Company shall be determined by an independent valuation expert and shall represent the aggregate price of common stock sold in the Conversion. Furthermore, as permitted by Section 914-A(d) of the Conversion Act, the pro forma market value may be expressed as a range of value and may be that value that is estimated to be necessary to attract a full subscription for the shares of common stock offered for sale in the Conversion.
     Feldman Financial Advisors, Inc. (“Feldman Financial”) is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the financial services industries. The background of Feldman Financial is presented in Exhibit I. In preparing the Appraisal, we conducted an analysis of Lebanon Mutual that included discussions with the Company’s management and an onsite visit to the Company’s headquarters. We reviewed the audited financial statements of the Company as of and for the years ended December 31, 2006 and 2007 and unaudited financial statements as of and for the three months ended March 31, 2007 and 2008. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.
     In preparing the Appraisal, we also reviewed and analyzed: (i) financial and operating information with respect to the business, operations, and prospects of the Company furnished to us by the Company; (ii) publicly available information concerning the Company that we believe to be relevant to our analysis; (iii) a comparison of the historical financial results and present financial condition of the Company with those of selected publicly traded insurance companies that we deemed relevant; and (iv) financial performance and market valuation data of certain publicly traded insurance industry aggregates as provided by industry sources.
     The Appraisal is based on the Company’s representation that the information contained in the Application and additional evidence furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the Company only as a going concern on a stand-alone basis and should not be considered as an indication of the liquidation value of the Company.

FELDMAN FINANCIAL ADVISORS, INC.
Board of Directors
Lebanon Mutual Insurance Company
June 2, 2008
Page Three
     It is our opinion that, as of June 2, 2008, the estimated pro forma market value of the Company was within a range (the “Valuation Range”) of $10,200,000 to $13,800,000 with a midpoint of $12,000,000. The Valuation Range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase from the midpoint to establish the maximum.
     Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Conversion. Moreover, because the Appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company’s pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.
     The Valuation Range reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company’s operating performance, financial condition, or management policies, and current conditions in the securities markets for insurance company common stocks. Should any such new developments or changes be material, in our opinion, to the estimated pro forma market value of the Company, appropriate adjustments to the Valuation Range will be made. The reasons for any such adjustments will be explained in detail at that time.

Respectfully submitted, Feldman Financial Advisors, Inc.
/s/ Trent R. Feldman
Trent R. Feldman
President

/s/ Peter W. L. Williams
Peter W. L. Williams
Principal

FELDMAN FINANCIAL ADVISORS, INC.
TABLE OF CONTENTS

TAB			PAGE

I.	Chapter One — RECENT FINANCIAL PERFORMANCE
	Financial Condition		1
	Operating Results		2
	A.M. Best Rating Update		6

II.	Chapter Two — COMPARISONS WITH PUBLICLY TRADED COMPANIES
	Recent Financial Comparisons		7
	Stock Price Performance and Market Conditions		11

III.	Chapter Three — VALUATION ANALYSIS AND CONCLUSION
	Valuation Review		15
	Valuation Analysis		16
	Valuation Conclusion		20

IV.	Appendix — EXHIBITS
	I	Background of Feldman Financial Advisors, Inc.	I-1
	II	Statement of Contingent and Limiting Conditions	II-1
	III-1	Balance Sheets (December 31, 2007 and March 31, 2008)	III-1
	III-2	Balance Sheets (December 31, 2005 and 2006)	III-2
	III-3	Income Statements (Quarters Ended March 31, 2007 and 2008)	III-3
	III-4	Income Statements (Years Ended December 31, 2006 and 2007)	III-4
	III-5	Business Segment Earnings Summary (Quarterly: March 2007 and 2008)	III-5
	III-6	Business Segment Earnings Summary (Yearly: 2006 and 2007)	III-6
	III-7	Business Segment Operating Ratios	III-7
	III-8	Investment Portfolio (December 31, 2006 and 2007 and March 31, 2008)	III-8
	IV-1	Financial Performance Data for Public P&C Insurance Companies	IV-1
	IV-2	Market Valuation Data for Public P&C Insurance Companies	IV-5
	V-1	Pro Forma Assumptions for Conversion Valuation	V-1
	V-2	Pro Forma Conversion Valuation Range	V-2

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FELDMAN FINANCIAL ADVISORS, INC.
I. RECENT FINANCIAL PERFORMANCE
Financial Condition
     Table 1 presents selected balance sheet data for Lebanon Mutual as of the year-end periods from December 31, 2005 to 2007 and quarter-end periods for March 31, 2007 and 2008. Exhibit III-1 presents the Company’s balance sheets as of December 31, 2007 and March 31, 2008. Exhibit III-2 displays the Company’s balance sheet as of December 31, 2006 and 2007.
Table 1
Selected Financial Condition Data
As of December 31, 2005 to 2007
And March 31, 2007 and 2008
(Dollars in Thousands)

	March 31,		December 31,
	2008	2007	2007	2006	2005
Balance Sheet Data
Total assets	$28,182	$29,970	$27,801	$30,088	$29,547
Total investments, cash and cash equivalents	21,632	22,552	21,218	21,736	21,055
Unpaid losses and loss adjustment expenses	6,879	8,015	6,645	9,096	9,409
Unearned premiums	6,326	6,760	6,610	7,074	7,339
Total liabilities	14,987	16,487	14,727	17,684	18,186
Total equity	13,195	13,483	13,074	12,404	11,361

Total equity / assets	46.82%	44.99%	47.03%	41.23%	38.45%
Source: Lebanon Mutual, financial statements.
     The Company’s balance sheet was relatively unchanged between December 31, 2007 and March 31, 2008. Total assets increased by $381,000 or 1.2% between December 31, 2007 and March 31, 2008. The asset growth was primarily attributable to a $568,000 increase in cash and cash equivalents, and was offset partially by a decrease of $154,000 in investments. The increase in cash and cash equivalents reflected an accumulation of liquidity in anticipation of

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FELDMAN FINANCIAL ADVISORS, INC.
paying reinsurance premiums. The decrease in investments was due to a combination of sales and maturities of securities in excess of purchases along with a decline in the estimated fair value of the investment portfolio relative to cost. Total investments declined from $21.0 million at December 31, 2007 to $20.9 million at March 31, 2008. Total liabilities amounted to $15.0 million at March 31, 2008, as compared to $14.7 million at December 31, 2007. The increase of $260,000 in total liabilities was related largely to an increase of $805,000 in reinsurance premiums payable, offset partially by a $363,000 decrease in accounts payable and accrued expenses and a $284,000 decrease in unearned premiums.
     Total equity amounted to $13.2 million at March 31, 2008, compared to $13.1 million at December 31, 2007. The increase in the Company’s equity was attributable to net income of $56,000 for the March 2008 quarter and other comprehensive income of $65,000 related to unrealized investment holdings gains. The ratio of total equity to total assets decreased from 47.03% as of December 31, 2007 to 46.82% at March 31, 2008 as the equity growth rate of 0.9% lagged the asset growth rate of 1.4% for the March 2008 quarter.
Operating Results
     Table 2 summarizes the recent operating results of Lebanon Mutual. Exhibit III-3 presents the Company’s income statements for the three months ended March 31, 2007 and 2008. Exhibit III-4 presents the Company’s income statements for the years ended December 31, 2006 and 2007. Lebanon Mutual reported net income of $56,000 for the three months ended March 31, 2008, compared to net income $239,000 for the same period in 2007. The 76% decline in the Company’s earnings reflected a higher combined ratio of 100.23% for the March 2008 quarter versus 95.13% for the March 2007 quarter.

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FELDMAN FINANCIAL ADVISORS, INC.
Table 2
Selected Income Statement Data
For the Years Ended December 31, 2005 to 2007
And the Three Months Ended March 31, 2007 and 2008
(Dollars in Thousands)

	For the Three Months		For the Years
	Ended March 31,		Ended December 31,
	2008	2007	2007	2006	2005
Income Statement Data
Direct premiums written	$2,937	$3,270	$13,642	$14,583	$14,822
Net premiums written	1,872	2,234	9,618	10,163	10,688

Net premiums earned	$2,173	$2,555	$9,883	$10,451	$10,485
Net investment income	130	146	581	673	707
Net realized investment gains	(51)	44	55	610	(170)
Other revenue	7	31	92	66	73

Total revenue	2,259	2,776	10,611	11,800	11,095

Losses and loss adjustment expenses	1,115	1,392	5,777	6,030	5,518
Salaries and benefits	372	325	1,248	1,220	1,321
Commissions	350	403	1,601	1,740	1,822
Other operating expenses	341	311	1,176	1,137	1,051

Total losses and expenses	2,178	2,431	9,802	10,127	9,712

Income before income taxes	81	345	810	1,673	1,383
Income tax expense	25	106	227	527	424

Net income	$56	$239	$583	$1,146	$959

Operating Ratios
Loss ratio (1)	51.31%	54.48%	58.45%	57.70%	52.63%
Expense ratio (2)	48.92%	40.65%	40.73%	39.20%	40.00%
Combined ratio (3)	100.23%	95.13%	99.18%	96.90%	92.63%

(1)	Losses and loss adjustment expenses divided by net premiums earned.

(2)	Underwriting expenses divided by net premiums earned.

(3)	Sum of the loss ratio and the expense ratio.
Source: Lebanon Mutual, financial statements.
     Underwriting income from the commercial lines segment in the first quarter of 2008 decreased from the prior year by $211,000 to $(150,000), and the personal lines segment incurred an underwriting gain of $145,000, which represented an increase of $82,000 from the

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FELDMAN FINANCIAL ADVISORS, INC.
prior year. Overall, the Company experienced an underwriting loss of $5,000 for the March 2008 quarter as compared to an underwriting gain of $124,000 for the March 2007 quarter.
     Lebanon Mutual’s total revenue for the first quarter of 2008 was $2.3 million, which was $517,000 or 18.6% less than total revenue of $2.8 million for the corresponding quarter in 2007. This decrease was primarily due to a $382,000 decrease in net premiums earned from the 2007 period to the 2008 period and a $95,000 decrease in net realized investment gains.
     Direct premiums written decreased by 10.2% to $2.9 million in the March 2008 quarter, from $3.3 million in 2007 and consisted of $2.2 million of commercial lines premiums and $764,000 of personal lines premiums, compared to $2.4 million in commercial lines premiums and $852,000 in personal lines premiums for the March 2007 quarter. Net premiums earned decreased by 14.9% to $2.2 million in 2008 from $2.6 million in 2007. Commercial lines comprised $1.4 million and personal lines comprised $744,000 of net premiums earned in 2008, compared to $1.7 million and $853,000, respectively, in 2007. The overall decreases in direct premiums written and net premiums earned reflect continuing soft market conditions.
     Direct commercial multi-peril premiums written (the largest component of the Company’s commercial lines segment) decreased by 15.4% to $1.1 million in the three months ended March 31, 2008, compared to $1.3 million in 2007, and commercial multi-peril net premiums earned decreased by 11.9% to $1.3 million in 2008, compared to $1.4 million in 2007. For the same comparative periods, direct premiums written for the Company’s homeowners insurance (the largest component of its personal lines segment) decreased 8.4% to $708,000 in 2008 compared to $773,000 in 2007 while homeowners premiums earned decreased 8.3% to $874,000 in 2008 from $953,000 in 2007. The decline in homeowners insurance premiums

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FELDMAN FINANCIAL ADVISORS, INC.
written reflects the Company’s strategy of focusing on commercial lines and decreasing its personal lines exposure. Lebanon Mutual expects this decline to continue to be reflected in homeowners net premiums earned in future periods.
     Net investment income decreased $16,000, or 11.0%, to $130,000 for the three months ended March 31, 2008, compared to the same period in 2007 due to declining interest rates and a decline in the amount of the Company’s average invested assets. Net realized investment gains decreased by $95,000 for the quarter ended March 31, 2008, to a loss of $51,000 compared to a gain of $44,000 for the quarter ended March 31, 2007. This decrease in net realized gains was largely attributable to the change in fair value of the convertible securities in the Company’s investment portfolio, which resulted in a decrease in net realized investment gains of $186,000. During 2007, the Company sold convertible securities having a fair value of approximately $1.0 million and reinvested the proceeds in fixed income securities to reduce its exposure to the equity markets.
     For the quarter ended March 31, 2008, Lebanon Mutual reported an underwriting loss of $150,000, compared to an underwriting gain of $61,000 for the quarter ended March 31, 2007 in the commercial lines segment. In the personal lines segment during the recent quarter, the Company had an underwriting gain of $145,000 compared to an underwriting gain of $63,000 for the corresponding quarter in 2007. The decreased profitability of the commercial lines segment reflected sluggish revenue growth, while the earnings results in the personal lines segment were aided by an unusually mild weather cycle.
     Net loss and loss adjustment expenses decreased overall by $277,000 or 19.9%, to $1.1 million for the quarter ended March 31, 2008, from the same period in 2007. The Company’s

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FELDMAN FINANCIAL ADVISORS, INC.
loss ratio decreased from 54.48% in the March 2007 quarter to 51.31% in the March 2008 quarter primarily due to the improved loss experience in the personal lines segment, which was partially offset by the adverse loss experience improvement in the commercial lines segment.
     Expenses increased by $24,000, or 2.4%, to $1.1 million for the quarter ended March 31, 2008 from the same period in 2007. This increase was largely attributable to an increase in salary and wages due to accrued vacations, which was partially offset by reduced commissions paid resulting from the decline in direct premiums written. However, because of the decline in net premiums earned, the expense ratio climbed significantly from 40.65% in the March 2007 quarter to 48.92% in the March 2008 quarter.
A.M. Best Rating Update
     On April 15, 2008, A.M. Best Company, Inc. (“A.M. Best”) affirmed the financial strength rating of B++ (Good) of Lebanon Mutual. A.M. Best also affirmed the outlook for the financial strength rating as stable. According to A.M. Best, the rating reflected Lebanon Mutual’s favorable risk-adjusted capitalization, consistent investment income, and several years of improved financial results. A.M. Best referenced Lebanon Mutual’s historically unfavorable underwriting performance, variable reserve development, and single-state risk concentration as partially offsetting factors.

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FELDMAN FINANCIAL ADVISORS, INC.
II. COMPARISONS WITH PUBLICLY TRADED COMPANIES
Recent Financial Comparisons
     Table 3 summarizes certain key financial comparisons between Lebanon Mutual and the Comparative Group. The selection criteria and background information for the publicly traded property and casualty (“P&C”) insurance companies comprising the Comparative Group were discussed in our prior Appraisal. Financial data for the Company, the Comparative Group, and the aggregate Public P&C Insurance Group are shown as of or for the last twelve months (“LTM”) ended March 31, 2008. The Public P&C Insurance Group includes all the companies presented in Exhibit IV.
     The fundamental financial comparisons summarized in our previous Appraisal generally held constant through the LTM period ended March 31, 2008. The Company’s total assets of $28.2 million measured below the Comparative Group mean and median of $572.0 million and $533.5 million, respectively. The Company’s ratio of total policy reserves to total equity was virtually unchanged from 1.01% at December 31, 2007, measuring 1.00x at March 31, 2008 and reflecting both the Company’s strong capital position and restrained measure of underwriting leverage. The Comparative Group mean and median ratios of policy reserves to equity were 1.66x and 1.54x, respectively, as of March 31, 2008. Lebanon Mutual’s capital ratios continued to compare favorably to those of Comparative Group and the P&C industry aggregate. The Company’s ratio of total equity to total assets was 46.82% as of March 31, 2008, while the Comparative Group mean and median ratios of total equity to total assets were 34.36% and 34.86%, respectively, and the Public P&C Insurance Group mean and median capital ratios were slightly lower at 32.09% and 29.05%, respectively.

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FELDMAN FINANCIAL ADVISORS, INC.
Table 3
Comparative Financial Condition Data
Lebanon Mutual and the Comparative Group
As of March 31, 2008

		Total		LTM	Policy	Cash &	Total	Tang.
	Total	Policy	Total	Asset	Resrvs./	Invest./	Equity/	Equity/
	Assets	Reserves	Equity	Growth	Equity	Assets	Assets	Assets
	($Mil.)	($Mil.)	($Mil.)	(%)	(x)	(%)	(%)	(%)

Lebanon Mutual Insurance Company	28.2	13.2	13.2	(5.97)	1.00	76.76	46.82	46.82

Comaprative Group Mean	572.0	309.7	193.0	12.59	1.66	70.00	34.36	32.88
Comparative Group Median	533.5	315.8	176.6	7.77	1.54	71.56	34.86	32.17

Public P&C Insurance Group Mean	12,006.6	6,219.9	3,446.2	12.00	2.10	71.08	32.09	30.07
Public P&C Insurance Group Median	2,747.4	1,454.4	763.4	4.75	1.99	72.86	29.05	27.36

Comparative Group
21st Century Holding Company	217.7	114.9	84.9	0.03	1.35	77.43	38.99	38.99
Baldwin & Lyons, Inc.	822.9	400.4	369.3	(2.87)	1.08	75.62	44.88	44.88
CRM Holdings, Ltd.	392.0	207.1	113.9	24.47	1.82	77.84	29.05	28.42
Darwin Professional Underwriters	887.2	562.2	269.3	28.11	2.09	69.05	30.36	29.37
Donegal Group, Inc.	868.6	452.2	356.7	3.66	1.27	73.04	41.06	41.03
Eastern Insurance Holdings, Inc.	391.3	183.6	167.5	0.27	1.10	74.71	42.81	40.68
First Mercury Financial Corporation	831.7	435.3	239.5	46.76	1.82	59.49	28.80	21.95
Hallmark Financial Services, Inc.	519.1	239.8	185.7	20.10	1.29	70.07	35.77	28.43
Mercer Insurance Group, Inc.	547.9	369.3	136.6	7.30	2.70	66.89	24.94	24.19
National Interstate Corporation	999.1	520.2	218.1	8.23	2.39	52.64	21.83	21.83
National Security Group, Inc.	139.9	72.5	47.5	4.19	1.53	78.91	33.95	33.95
SeaBright Insurance Holdings	776.7	405.5	305.1	21.39	1.33	66.94	39.29	38.96
Specialty Underwriters’ Alliance	421.3	262.3	135.5	11.77	1.94	57.25	32.16	30.39
Unico American Corporation	193.0	110.6	71.8	2.83	1.54	80.14	37.20	37.20
Source: Lebanon Mutual, financial data; SNL Financial.

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FELDMAN FINANCIAL ADVISORS, INC.
     The Company’s ratio of cash and investments to total assets was 76.8% as of March 31, 2008, and remained above the Comparative Group mean and median ratios of 70.0% and 71.6%. The Company’s total assets decreased by 6.0% over the LTM period ended March 31, 2008. In contrast, the Comparative Group reflected mean and median asset growth rates of 12.6% and 7.8% for the corresponding period.
     Table 4 compares Lebanon Mutual with the Comparative Group and Public P&C Insurance Group based on selected measures of profitability. The Company’s LTM and quarterly return on average assets (“ROA”) and return on average equity (“ROE”) were below the corresponding Comparative Group ratios. The Company’s ROA for the LTM ended March 31, 2008 was 1.38% and trailed the Comparative Group mean and median ROA results of 5.16% and 4.85%, respectively. Lebanon Mutual experienced a lower ROA for the recent LTM period versus the 2.01% ROA for the LTM ended December 31, 2007, while the Comparative Group’s mean and median ratios were largely unchanged. The Company’s profitability was impacted by its relatively high combined ratio of 100.5% and recognition of net realized investment losses for the LTM ended March 31, 2008. The Company’s LTM ROE of 3.00% was below the Comparative Group’s mean and median of 15.61% and 13.16%, respectively.
     For the recent March 2008 quarter, the Company’s annualized ROA of 0.81% was also below the Comparative Group mean and median ratios of 3.76% and 3.66%, respectively. The Company’s annualized ROE of 1.72% for the quarter trailed the Comparative Group mean and median ratios of 11.74% and 12.44%, respectively. The Company’s combined ratio of 100.2% exceeded the Comparative Group’s mean and median combined ratios of 88.3%, and 90.7%, respectively, for the March 2008 quarter.

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FELDMAN FINANCIAL ADVISORS, INC.
Table 4
Comparative Operating Performance Data
Lebanon Mutual and the Comparative Group
For the Last Twelve Months Ended March 31, 2008

		LTM Net
		Prem.	Qtrly.	Qtrly.	Qtrly.
	Total	Written/	Loss	Exp.	Comb.	Qtrly.	Qtrly.	LTM	LTM
	Rev.	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE	ROA	ROE
	($Mil.)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

Lebanon Mutual Insurance Company	10.1	0.69	51.3	48.9	100.2	0.81	1.72	1.38	3.00

Comaprative Group Mean	193.4	1.06	56.5	30.6	88.3	3.76	11.74	5.16	15.61
Comparative Group Median	185.3	0.97	59.7	30.5	90.7	3.66	12.44	4.85	13.16

Public P&C Insurance Group Mean	0.0	0.96	61.4	30.8	89.6	3.17	11.13	4.32	14.75
Public P&C Insurance Group Median	0.0	0.91	59.6	30.5	92.1	3.13	10.94	4.05	14.14

Comparative Group
21st Century Holding Company	113.6	0.87	42.3	NA	NA	7.89	20.75	11.14	31.82
Baldwin & Lyons, Inc.	229.9	NA	65.3	33.2	98.5	(2.21)	(4.92)	5.01	11.31
CRM Holdings, Ltd.	163.7	1.30	43.2	31.9	75.1	5.16	17.98	6.15	22.11
Darwin Professional Underwriters	216.3	0.86	38.4	26.3	64.7	6.93	22.71	5.39	17.31
Donegal Group, Inc.	346.7	0.97	65.3	32.2	97.5	3.16	7.58	4.68	11.53
Eastern Insurance Holdings, Inc.	148.8	0.76	59.7	36.9	96.7	2.65	5.96	4.64	10.37
First Mercury Financial Corporation	204.1	0.83	53.8	21.2	75.0	4.93	16.59	5.95	19.23
Hallmark Financial Services, Inc.	281.7	1.39	60.3	29.0	89.3	5.01	15.46	5.74	17.20
Mercer Insurance Group, Inc.	166.4	1.24	63.4	34.7	98.1	1.89	7.68	2.65	11.13
National Interstate Corporation	289.5	1.40	61.6	22.7	84.3	4.03	17.77	4.62	21.02
National Security Group, Inc.	70.6	NA	NA	NA	NA	2.27	6.52	4.22	11.85
SeaBright Insurance Holdings	263.7	0.97	52.9	27.6	80.5	5.67	14.48	5.75	14.47
Specialty Underwriters’ Alliance	163.0	1.11	58.9	48.9	107.8	3.28	10.40	3.23	10.38
Unico American Corporation	49.6	NA	69.0	23.0	92.0	1.99	5.42	3.09	8.77
Source: Lebanon Mutual, financial data; SNL Financial.

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FELDMAN FINANCIAL ADVISORS, INC.
     The lack of top-line revenue growth continues to restrain the Company’s profitability. For the quarter ended March 31, 2008, Lebanon Mutual exhibited a loss ratio of 51.3%, an expense ratio of 48.9%, and a combined ratio of 100.2%. The Company reported an underwriting loss of $5,000 for the recent quarter. For the same quarterly period, the Comparative Group’s median loss, expense, and combined ratios were 59.7%, 30.5%, and 90.7%, respectively. The Company’s ratio of net premiums written to average equity declined further to 0.69% for the LTM ended March 31, 2008, and lagged significantly behind the Comparative Group’s mean and median ratios of 1.06x and 0.97x, respectively.
Stock Price Performance and Market Conditions
     Table 5 summarizes the stock price and valuation ratio changes of the Comparative Group companies from April 11, 2008 (the date of our prior Appraisal) and June 2, 2008 (the date of the current Appraisal). Stock prices of the Comparative Group companies exhibited varied movement as seven members reported a net price gain, and seven experienced a net price decline. The mean and median price changes among the Comparative Group were negative 0.4% and 2.0%, respectively. The SNL All Public Insurance Index declined 0.2% in the seven-week period between April 11, 2008 and June 2, 2008. The broader market exhibited modest upward movement as reflected by the Dow Jones Industrials Average and Standard & Poor’s 500 Stock Index increasing by 1.5% and 4.0%, respectively.
     The market trading valuation ratios of the Comparative Group have not changed materially since our original Appraisal. The Comparative Group’s mean price-to-book ratio (“P/B”) decreased slightly from 107.5% to 106.8%, while the median price-to-book ratio decreased from 100.4% to 97.4%. The mean price-to-earnings ratio (“P/E”) of the Comparative

11

FELDMAN FINANCIAL ADVISORS, INC.
Group increased marginally from 7.7x to 7.8x over the observed time period, and the median price-to-earnings ratio increased from 7.4x to 7.8x.
     Table 6 presents the performance of selected market indexes through June 2, 2008. Following on the heels of the first quarter of 2008, the months of April and May continued the extension of a challenging period for the equity markets. Amid the turmoil and volatility affecting stocks as a whole over the past year, the insurance sector continues to lag the broader market but outperform the overall financials sector. However, the earnings performance of the P&C insurance industry slipped in the first quarter of 2008 due to slow top-line premium growth, reduced investment income, and increased realized losses on investments. Lower premiums were a direct result of the soft market stemming from excess capital in the industry. Reduced investment income was attributable to the lowering of interest rates by the Federal Reserve to combat inflation. Volatility in the financial markets contributed to many companies reporting mixed investment results and write-downs in their investment portfolios.

12

FELDMAN FINANCIAL ADVISORS, INC.
Table 5
Comparative Market Valuation Performance
From April 11, 2008 to June 2, 2008

	4/11/08	6/02/08		4/11/08	6/02/08	4/11/08	6/02/08	4/11/08	6/02/08
	Closing	Closing		Price/	Price/	Price/	Price/	Price/	Price/
	Market	Market	Pct.	Book	Book	Tang.	Tang.	LTM	LTM
	Price	Price	Chg.	Value	Value	Book	Book	EPS	EPS
Company or Aggregate	($)	($)	(%)	(%)	(%)	(%)	(%)	(x)	(x)

Comparative Group Mean	NA	NA	(0.4)	107.5	106.8	114.6	116.7	7.7	7.8
Comparative Group Median	NA	NA	2.0	100.4	97.4	105.5	101.5	7.4	7.8
Public P&C Insurance Mean	NA	NA	NA	121.4	120.0	133.2	131.4	8.8	9.3
Public P&C Insurance Median	NA	NA	NA	114.5	108.6	121.4	117.6	7.5	8.6

Comparative Group
21st Century Holding Company	12.33	10.37	(15.9)	119.5	97.0	119.5	97.0	4.7	3.4
Baldwin & Lyons, Inc.	24.45	21.28	(13.0)	97.9	87.8	97.9	87.8	6.7	7.6
CRM Holdings, Ltd.	4.96	3.39	(31.7)	75.6	48.8	77.6	50.4	4.0	2.5
Darwin Professional Underwriters	22.55	27.91	23.8	151.0	176.2	155.6	184.7	11.9	11.4
Donegal Group, Inc.	16.31	17.41	6.7	117.2	124.2	117.3	124.3	10.9	11.3
Eastern Insurance Holdings, Inc.	16.40	16.06	(2.1)	100.8	97.8	109.7	106.7	9.3	9.1
First Mercury Financial Corp.	16.39	17.42	6.3	128.5	133.0	152.9	191.3	7.3	7.8
Hallmark Financial Services, Inc.	9.89	11.71	18.4	114.6	131.1	163.8	183.8	7.5	8.3
Mercer Insurance Group, Inc.	16.35	17.31	5.9	76.1	78.9	79.6	82.2	7.3	7.7
National Interstate Corporation	21.98	22.91	4.2	198.4	202.6	198.4	202.6	9.8	10.5
National Security Group, Inc.	16.70	16.67	(0.2)	85.0	86.6	85.0	86.6	6.8	7.3
SeaBright Insurance Holdings, Inc.	14.13	15.11	6.9	100.0	104.7	101.4	106.1	7.4	7.8
Specialty Underwriters’ Alliance	5.00	4.75	(5.0)	59.4	54.9	64.7	59.6	6.1	5.7
Unico American Corporation	10.12	9.11	(10.0)	81.5	71.4	81.5	71.4	8.7	8.8

Market Indexes
SNL Insurance Index	484.7	483.7	(0.2)
SNL Insurance Underwriter Index	485.4	483.2	(0.4)
SNL Insurance P&C Index	394.1	404.7	2.7
SNL Insurance < $250M Assets	507.6	484.9	(4.5)
SNL Micro Cap Insurance < $250M	326.2	320.9	(1.6)
Dow Jones Industrials Average	12,324.4	12,503.8	1.5
S&P500 Stock Index	1,332.8	1,385.7	4.0
Source: SNL Financial; Feldman Financial.

13

FELDMAN FINANCIAL ADVISORS, INC.
Table 6
Selected Stock Market Index Performance
For the Period Ended June 2, 2008

		Prior	Year	One	Three
	Index	Appraisal	To Date	Year	Year
	Value	04/11/08	Change	Change	Change
Selected Insurance Indexes

SNL Insurance Indexes
SNL Insurance	483.69	(0.20)%	(16.84)%	(22.43)%	3.44%
SNL Insurance Underwriter	483.20	(0.45)	(17.31)	(22.83)	2.97
SNL Insurance Broker	597.51	5.25	(5.53)	(13.03)	14.60
Standard & Poor’s Insurance	303.21	(2.50)	(16.46)	(27.34)	(3.08)
NASDAQ Insurance	3,844.23	(0.31)	(5.68)	(11.19)	15.22

SNL Sector Indexes
SNL Insurance Property & Casualty	404.67	2.68	(5.61)	(1.29)	23.20
SNL Insurance Multiline	373.75	(8.00)	(28.71)	(41.54)	(19.49)
SNL Insurance Life & Health	681.95	(1.90)	(8.62)	(16.59)	28.44
SNL Reinsurance	778.71	(10.81)	(23.23)	(25.00)	(5.95)
SNL Managed Care	608.93	5.70	(33.93)	(31.09)	(12.97)
SNL Title Insurer	623.44	(7.81)	4.65	(43.78)	(34.77)
SNL Mortgage & Financial Guaranty	70.78	(18.76)	(61.07)	(88.29)	(85.50)

SNL Asset Size Indexes
SNL Insurance <$250 Million	484.89	(4.48)	(8.12)	(16.99)	(11.67)
SNL Insurance $250 Million — $500 Million	436.78	(4.07)	(6.34)	(31.40)	(2.73)
SNL Insurance $500 Million — $1 Billion	372.64	3.33	(11.51)	(20.46)	(14.59)
SNL Insurance $1 Billion — $2.5 Billion	699.11	7.56	(6.16)	(14.08)	18.41
SNL Insurance $2.5 Billion — $10 Billion	485.38	1.27	(12.83)	(29.62)	(3.59)
SNL Insurance > $10 Billion	485.50	(0.80)	(18.04)	(22.20)	2.75
SNL Insurance > $1 Billion	507.29	(0.46)	(17.38)	(22.86)	2.37
SNL Insurance < $1 Billion	454.19	1.25	(10.82)	(21.78)	(13.40)

SNL Market Cap Indexes
SNL Micro Cap Insurance	320.94	(1.60)	(12.61)	(26.81)	10.90
SNL Small Cap Insurance	514.49	(0.24)	(17.56)	(25.37)	11.42
SNL Mid Cap Insurance	322.65	1.24	(12.16)	(32.89)	(10.92)
SNL Large Cap Insurance	408.57	(0.50)	(18.08)	(21.45)	3.51

Broad Market Indexes
Dow Jones Industrials Average	12,503.82	1.45	(5.74)	(8.52)	18.48
Standard &Poor’s 500	1,385.67	3.96	(5.63)	(9.81)	15.06
Standard & Poor’s Mid-Cap	874.55	9.41	1.91	(5.12)	28.94
Standard & Poor’s Small-Cap	391.39	7.53	(0.95)	(11.71)	19.54
Standard & Poor’s Financials	327.20	(2.99)	(16.55)	(35.70)	(17.04)
SNL All Financial Institutions	613.69	(1.58)	(16.88)	(32.39)	(13.87)
NASDAQ	2,491.53	8.79	(6.06)	(4.68)	18.77
NASDAQ Financial	2,578.69	2.17	(10.07)	(21.45)	(4.75)
NYSE	9,316.61	4.26	(4.35)	(7.23)	29.29
Russell 1000	1,462.26	4.61	(4.89)	(9.27)	8.35
Russell 2000	1,841.61	7.68	(3.27)	(13.17)	0.48
Russell 3000	1,485.67	4.85	(4.77)	(9.61)	7.64
Source: SNL Financial.

14

FELDMAN FINANCIAL ADVISORS, INC.
III. VALUATION ANALYSIS AND CONCLUSION
Valuation Review
     In our original Appraisal, we concluded that the Company’s estimated pro forma market value should be discounted on a price-to-book basis relative to the trading market valuations of the Comparative Group. Contributing factors to the discounted valuation were the Company’s restrained earnings prospects and its surplus capital position relative to the Comparative Group. We also took into account the new issue discount for initial public offerings of equity securities and the lesser liquidity anticipated with the Company’s stock issuance and listing.
     Lebanon Mutual’s earnings declined by 31.3% to $400,000 for the LTM period ended March 31, 2008, as compared to $583,000 for the prior LTM period ended December 31, 2007. As discussed earlier, the Company’s earnings were impacted by essentially breakeven results from its underwriting operations and recognition of net realized investment losses for the LTM ended March 31, 2008. Net investment income has become the key component of the Company’s profitability as underwriting losses and expenses exceed a declining base of net premiums earned.
     On the whole, the Comparative Group’s earnings performance and market valuation ratios did not change materially since our previous Appraisal. The median price-to-book ratio of the Comparative Group decreased from 100.4% at April 11, 2008 to 97.4% at June 2, 2008, and the median price-to-LTM earnings ratio increased to 7.8x at June 2, 2008 as compared to 7.7x at April 11, 2008. Because of the Company’s restrained earnings fundamentals and near-term outlook, we continue to believe that the price-to-book ratio carries greater weighting as a valuation metric as compared to the price-to-earnings ratio.

15

FELDMAN FINANCIAL ADVISORS, INC.
Valuation Analysis
     Based on our review of the Company’s recent financial performance, its near-term earnings outlook, and the updated financial performance and trading market valuations for the Comparative Group, we believe that the estimated pro forma market value of Lebanon Mutual should be maintained at the current Valuation Range. In our prior Appraisal, we determined that a discount of approximately 40% to 50% based on the price-to-book valuation metric was reasonable and appropriate for determining the Company’s pro forma Valuation Range relative to the Comparative Group’s trading ratios. Accordingly, we affirm that this comparative valuation relationship on a price-to-book basis is still applicable and that the current Valuation Range is still reflective of the aforementioned comparative fundamentals.
     Considering financial data as of March 31, 2008, the Company is valued at a pro forma price-to-book ratio of 51.3% at the minimum, 55.8% at the midpoint, and 59.7% at the maximum as shown in Table 7. Lebanon Mutual is valued at a pro forma price-to-earnings ratio of 19.2x, 21.5x, and 23.7x at the minimum, midpoint, and maximum, respectively, of the Valuation Range.
     Table 8 displays the trading market price valuation ratios of the Comparative Group as of June 2, 2008. Exhibit V displays the pro forma assumptions and calculations utilized in analyzing the Company’s valuation ratios. The Company’s pro forma P/B valuation ratios reflect discounts to the Comparative Group’s median ratio of 97.4% measuring 38.7% at the valuation maximum, 42.7% at the valuation midpoint, and 47.3% at the valuation minimum. The Company’s P/B valuation ratios reflect discounts to the Comparative Group’s mean of 106.8% measuring 44.1% at the valuation maximum, 47.8% at the valuation midpoint, and

16

FELDMAN FINANCIAL ADVISORS, INC.
52.0% at the valuation minimum. In our opinion, these levels of discounts are appropriate to reflect the previously discussed adjustments for earnings prospects, the new issue discount, and liquidity of the issue. In addition, we also took into consideration the low returns on equity that would be anticipated by the Company on a pro forma stand-alone basis as its capital levels reach very high levels ranging from a 57.01% equity-to-assets ratio at the valuation minimum to 58.92% at the valuation midpoint and 60.67% at the valuation maximum. The Company’s pro forma equity ratios would exceed all of the capital ratios reported by the Comparative Group companies.
     Based on the Valuation Range, the Company’s pro forma P/E ratios ranged from the minimum of 19.2x to 23.7x at the maximum based on pro forma LTM earnings per share (“EPS”). In comparison, the Comparative Group’s mean and median P/E ratios were both 7.8x. As noted previously, the Company’s higher pro forma P/E ratios do not reflect premium valuation ratios as qualitative measures, but rather are reflective of the Company’s low historical earnings base that produces comparatively high pro forma P/E multiples.
     Based on the price-to-assets (“P/A”) measure, the Company’s midpoint valuation of $12.0 million reflects a P/A ratio of 32.89%, ranging from 29.26% at the minimum to 36.22% at the maximum. The Company’s P/A valuation ratio at the maximum is within range of the Comparative Group’s corresponding mean and median P/A ratios of 35.68% and 38.86%, respectively. To some extent, as reflected by the comparable P/A ratios, the Company’s profitability disadvantage relative to the Comparative Group continues to be offset partially by its solid pro forma capital position. Similarly, the Company’s pro forma price-to-total revenue

17

FELDMAN FINANCIAL ADVISORS,INC.
ratios are supported by the strong capital position and measured 1.16x at the midpoint valuation versus the mean and median ratios of 1.06x and 1.04x, respectively, for the Comparative Group.
Table 7
Comparative Appraisal Valuation Ratios For
Lebanon Mutual Insurance Company
Based on the Estimated Pro Forma Market Valuation Range
(Dollars in Thousands)

	Pro Forma Market Valuation Range
	Minimum		Midpoint		Maximum
	$10,200		$12,000		$13,800

Appraisal date: June 2, 2008
Financial data: March 31, 2008
Price-to-book value ratio	51.32%		55.83%		59.70%
Price-to-tangible book value ratio	51.32%		55.83%		59.70%
Price-to-LTM earnings per share	19.23	x	21.55	x	23.65	x
Price-to-total assets	29.26%		32.89%		36.22%

Appraisal date: April 11, 2008
Financial data: Dec. 31, 2007
Price-to-book value ratio	51.64%		56.14%		60.02%
Price-to-tangible book value ratio	51.64%		56.14%		60.02%
Price-to-LTM earnings per share	13.92	x	15.81	x	17.57	x
Price-to-total assets	29.58%		33.24%		36.58%
Source: Feldman Financial.

18

FELDMAN FINANCIAL ADVISORS, INC.
Table 8
Comparative Market Valuation Analysis
Lebanon Mutual Insurance Company and the Comparative Group
Market Price Data as of June 2, 2008

	Closing		Total	Price/	Price/	Price/	Price/	Price/	Price/	Total	Current
	Stock	Total	Market	Book	Tang.	LTM	Oper.	Total	Total	Equity/	Div.
	Price	Assets	Value	Value	Book	EPS	EPS	Rev.	Assets	Assets	Yield
Company	($)	($Mil.)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(%)	(%)	(%)

Lebanon Mutual Insurance Company
Pro Forma Minimum	10.00	34.9	10.2	51.3	51.3	19.2	18.2	0.99	29.26	57.01	0.00
Pro Forma Midpoint	10.00	36.5	12.0	55.8	55.8	21.5	20.5	1.16	32.89	58.92	0.00
Pro Forma Maximum	10.00	38.1	13.8	59.7	59.7	23.7	22.5	1.32	36.22	60.67	0.00

Comparative Group Mean	NA	572.0	224.1	106.8	116.7	7.8	9.2	1.06	35.68	34.36	1.71
Comparative Group Median	NA	533.5	199.1	97.4	101.5	7.8	8.9	1.04	38.86	34.86	0.53

Public P&C Insurance Mean	NA	12,006.6	4,778.7	120.0	131.4	9.3	10.3	1.45	35.58	32.09	1.50
Public P&C Insurance Median	NA	2,747.4	938.0	108.6	117.6	8.6	8.9	1.16	34.38	29.05	1.17

Comparative Group
21st Century Holding Company	10.37	217.7	82.4	97.0	97.0	3.4	3.2	0.72	37.83	38.99	6.94
Baldwin & Lyons, Inc.	21.28	822.9	324.5	87.8	87.8	7.6	12.7	1.41	39.44	44.88	4.70
CRM Holdings, Ltd.	3.39	392.0	54.4	48.8	50.4	2.5	NA	0.33	13.88	29.05	0.00
Darwin Professional Underwriters	27.91	887.2	474.7	176.2	184.7	11.4	NA	2.19	53.50	30.36	0.00
Donegal Group, Inc.	17.41	868.6	444.8	124.2	124.3	11.3	11.7	1.28	51.21	41.06	2.41
Eastern Insurance Holdings, Inc.	16.06	391.3	154.4	97.8	106.7	9.1	9.8	1.04	39.46	42.81	1.74
First Mercury Financial Corp.	17.42	831.7	318.4	133.0	191.3	7.8	7.9	1.56	38.28	28.80	0.00
Hallmark Financial Services, Inc.	11.71	519.1	243.7	131.1	183.8	8.3	8.9	0.86	46.95	35.77	0.00
Mercer Insurance Group, Inc.	17.31	547.9	113.7	78.9	82.2	7.7	7.4	0.68	20.75	24.94	1.73
National Interstate Corporation	22.91	999.1	444.0	202.6	202.6	10.5	NA	1.53	44.44	21.83	1.05
National Security Group, Inc.	16.67	139.9	41.1	86.6	86.6	7.3	12.4	0.58	29.40	33.95	5.40
SeaBright Insurance Holdings, Inc.	15.11	776.7	320.3	104.7	106.1	7.8	NA	1.21	41.24	39.29	0.00
Specialty Underwriters’ Alliance	4.75	421.3	69.8	54.9	59.6	5.7	NA	0.43	16.57	32.16	0.00
Unico American Corporation	9.11	193.0	51.3	71.4	71.4	8.8	8.8	1.03	26.56	37.20	0.00
Source: Lebanon Mutual; SNL Financial; Feldman Financial.

19

FELDMAN FINANCIAL ADVISORS, INC.
Valuation Conclusion
     It is our opinion that, as of June 2, 2008, the estimated pro forma market value of the Company was within a range (the “Valuation Range”) of $10,200,000 to $13,800,000 with a midpoint of $12,000,000. The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase to establish the maximum. Exhibit V displays the assumptions and calculations utilized in determining the Company’s estimated pro forma market value.

20

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit I
Background of Feldman Financial Advisors, Inc.
Overview of Firm
Feldman Financial Advisors provides consulting and advisory services to financial services companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, and expert witness testimony and analysis. Our senior staff members have been involved in the mutual to stock conversion process since 1982 and have valued more than 350 converting institutions.
Feldman Financial Advisors was incorporated in February 1996 by a group of consultants who were previously associated with Credit Suisse First Boston and Kaplan Associates. Each of the officers of Feldman Financial Advisors has 15 to 25 years of experience in consulting. Our senior staff collectively has worked with more than 1,000 commercial banks, savings institutions, mortgage companies, and insurance companies nationwide. The firm’s office is located in Washington, D.C.
Background of Senior Professional Staff
Trent Feldman — President. Trent is a nationally recognized expert in providing strategic advice to and valuing financial service companies, and advising on mergers and acquisitions. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked at the Federal Home Loan Bank Board and with the California legislature. Trent holds Bachelors and Masters Degrees from the University of California at Los Angeles.
Peter Williams — Principal. Peter specializes in merger and acquisition analysis, stock and other corporate valuations, strategic business plans and retail delivery analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Development Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance and Investments from George Washington University.
Michael Green — Principal. Mike is an expert in mergers and acquisition analysis, financial institution and corporate valuations, and strategic and business plans. During Mike’s 10 years at Kaplan Associates, his experience also included business restructurings, litigation support, mark-to-market analysis, and goodwill valuations. Mike holds a BA in Finance and Economics from Rutgers College.
Greg Izydorczyk — Senior Vice President. Greg specializes in merger and acquisition analysis and corporate valuations and also has experience in mark-to-market analysis and business plans. Greg was with Kaplan Associates for three years. Previously, Greg worked as a Senior Auditor for First Virginia Bank and Integra Financial. Greg holds a BS in Finance from Pennsylvania State University and an MBA in Finance from the University of Pittsburgh.

I-1

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit II
Statement of Contingent and Limiting Conditions
This Appraisal is made subject to the following general contingent and limiting conditions:
1.	The analyses, opinions, and conclusions presented in this Appraisal apply to this engagement only and may not be used out of the context presented herein. This Appraisal is valid only for the effective date specified herein and only for the purpose specified herein.

2.	Neither all nor any part of the contents of this Appraisal is to be referred to or quoted in any registration statement, prospectus, public filing, loan agreement, or other agreement or document without our prior written approval. In addition, our Appraisal and analysis are not intended for general circulation or publication, nor are they to be reproduced or distributed to other third parties without our prior written consent.

3.	Neither our Appraisal nor our valuation conclusion is to be construed as a fairness opinion as to the fairness of an actual or proposed transaction, a solvency assessment, or an investment recommendation. For various reasons, the price at which the subject interest might be sold in a specific transaction between specific parties on a specific date might be significantly different from the valuation conclusion expressed herein.

4.	Our analysis assumes that as of the effective valuation date, the Company and its assets will continue to operate as a going concern. Furthermore, our analysis is based on the past and present financial condition of the Company and its assets as of the effective valuation date.

5.	We assume no responsibility for legal matters including interpretations of the law, contracts, or title considerations. We assume that the subject assets, properties, or business interests are appraised free and clear of any or all liens or encumbrances unless otherwise stated.

6.	We assume that there is full compliance with all applicable federal, state, and local regulations and laws unless the lack of compliance is stated, defined, and considered in the Appraisal.

7.	We do not express an opinion or any other form of assurance on the reasonableness of management’s projections reviewed by us or on the underlying assumptions.

8.	We assume responsible ownership and competent management with respect to the subject assets, properties, or business interests.

9.	The information furnished by others is believed to be reliable. However, we issue no warranty or other form of assurance regarding its accuracy.

II-1

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-1
Lebanon Mutual Insurance Company
Balance Sheets
As of December 31, 2007 and March 31, 2008
(Dollars in Thousands)

	March 31,	Dec. 31,
	2008	2007
ASSETS
Investments available for sale:
Debt securities	$15,935	$15,979
Equity securities	584	361
Convertible securities	4,350	4,683

Total investments available for sale	20,869	21,023

Cash and cash equivalents	763	195
Premiums receivable	2,183	2,246
Reinsurance receivable and recoverable	1,968	1,839
Deferred acquisition costs	1,291	1,356
Deferred income taxes	116	55
Accrued investment income	176	163
Property and equipment	410	458
Other assets	406	466

TOTAL ASSETS	$28,182	$27,801

LIABILITIES AND EQUITY
Unpaid losses and loss adjustment expenses	$6,879	$6,645
Unearned premiums	6,326	6,610
Advance premiums	214	149
Reinsurance premiums payable	805	—
Accounts payable and accrued expenses	382	745
Other liabilities	381	578

Total liabilities	14,987	14,727

Retained earnings	12,916	12,860
Accumulated other comprehensive income	279	214

Total equity	13,195	13,074

TOTAL LIABIITIES AND EQUITY	$28,182	$27,801

Source: Lebanon Mutual, financial statements.

III-1

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-2
Lebanon Mutual Insurance Company
Balance Sheets
As of December 31, 2006 and 2007
(Dollars in Thousands)

	December 31,
	2007	2006
ASSETS
Investments available for sale:
Debt securities	$15,979	$14,881
Equity securities	361	430
Convertible securities	4,683	5,244

Total investments available for sale	21,023	20,555

Cash and cash equivalents	195	1,182
Premiums receivable	2,246	2,193
Reinsurance receivable and recoverable	1,839	3,735
Deferred acquisition costs	1,356	1,369
Deferred income taxes	55	—
Accrued investment income	163	159
Property and equipment	458	608
Other assets	466	287

TOTAL ASSETS	$27,801	$30,088

LIABILITIES AND EQUITY
Unpaid losses and loss adjustment expenses	$6,645	$9,096
Unearned premiums	6,610	7,074
Advance premiums	149	206
Reinsurance premiums payable	—	69
Accounts payable and accrued expenses	745	699
Deferred income taxes	—	132
Other liabilities	578	408

Total liabilities	14,727	17,684

Retained earnings	12,860	12,277
Accumulated other comprehensive income	214	127

Total equity	13,074	12,404

TOTAL LIABIITIES AND EQUITY	$27,801	$30,088

Source: Lebanon Mutual, financial statements.

III-2

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-3
Lebanon Mutual Insurance Company
Income Statements
For the Three Months Ended March 31, 2007 and 2008
(Dollars in Thousands)

	Three Months Ended
	March 31,
	2008	2007

REVENUES
Net premiums earned	$2,173	$2,555
Net investment income	130	146
Net realized investment gains	(51)	44
Other revenue	7	31

Total revenues	2,259	2,776

LOSSES AND EXPENSES
Losses and loss adjustment expenses	1,115	1,392
Salaries and benefits	372	325
Commissions	350	403
Other operating expense	341	311

Total losses and expenses	2,178	2,431

Income before provision for income taxes	81	345
Provision for income taxes	25	106

Net income	$56	$239

Source: Lebanon Mutual, financial statements.

III-3

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-4
Lebanon Mutual Insurance Company
Income Statements
For the Years Ended December 31, 2006 and 2007
(Dollars in Thousands)

	Years Ended
	December 31,
	2007	2006

REVENUES
Net premiums earned	$9,883	$10,451
Net investment income	581	673
Net realized investment gains	55	610
Other revenue	93	66

Total revenues	10,612	11,800

LOSSES AND EXPENSES
Losses and loss adjustment expenses	5,777	6,029
Salaries and benefits	1,248	1,220
Commissions	1,601	1,740
Other operating expense	1,176	1,138

Total losses and expenses	9,802	10,127

Income before provision for income taxes	810	1,673
Provision for income taxes	227	527

Net income	$583	$1,146

Source: Lebanon Mutual, financial statements.

III-4

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-5
Lebanon Mutual Insurance Company
Business Segment Earnings Summary
For the Three Months Ended March 31, 2007 and 2008
(Dollars in Thousands)

	For the Three Months Ended
	March 31, 2008
	Comm’l	Personal	Comm’l	Personal
	Lines	Lines	Lines	Lines
	Segment	Segment	(Pct. of	(Pct. of	Total
	($000s)	($000s)	Total)	Total)	($000s)

Direct premiums written	$2,173	$764	73.98	26.02	$2,937

Net premiums earned	$1,429	$744	65.78	34.22	$2,173

Losses and loss adj. expenses	847	268	75.92	24.08	1,115
Other underwriting expenses	732	331	68.90	31.10	1,063

Total losses and expenses	1,579	599	72.49	27.51	2,178

Underwriting income (loss)	$(150)	$145	N.A.	N.A.	$(5)

	For the Three Months Ended
	March 31, 2007
	Comm’l	Personal	Comm’l	Personal
	Lines	Lines	Lines	Lines
	Segment	Segment	(Pct. of	(Pct. of	Total
	($000s)	($000s)	Total)	Total)	($000s)

Direct premiums written	$2,418	$852	73.95	26.05	$3,270

Net premiums earned	$1,701	$853	66.59	33.41	$2,555

Losses and loss adj. expenses	933	459	67.02	32.98	1,392
Other underwriting expenses	707	331	68.09	31.91	1,039

Total losses and expenses	1,640	790	67.48	32.52	2,431

Underwriting income (loss)	$61	$63	49.30	50.70	$124

Source: Lebanon Mutual, financial statements.

III-5

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-6
Lebanon Mutual Insurance Company
Business Segment Earnings Summary
For the Years Ended December 31, 2006 and 2007
(Dollars in Thousands)

	For the Year Ended
	December 31, 2007
	Comm’l	Personal	Comm’l	Personal
	Lines	Lines	Lines	Lines
	Segment	Segment	(Pct. of	(Pct. of	Total
	($000s)	($000s)	Total)	Total)	($000s)

Direct premiums written	$9,772	$3,870	71.63	28.37	$13,642

Net premiums earned	$6,722	$3,162	68.01	31.99	$9,883

Losses and loss adj. expenses	3,632	2,145	62.86	37.14	5,777
Other underwriting expenses	2,726	1,299	67.72	32.28	4,025

Total losses and expenses	6,358	3,445	64.86	35.14	9,802

Underwriting income (loss)	$364	$(283)	N.A.	N.A.	$82

	For the Year Ended
	December 31, 2006
	Comm’l	Personal	Comm’l	Personal
	Lines	Lines	Lines	Lines
	Segment	Segment	(Pct. of	(Pct. of	Total
	($000s)	($000s)	Total)	Total)	($000s)

Direct premiums written	$10,314	$4,269	70.73	29.27	$14,583

Net premiums earned	$6,876	$3,575	65.80	34.20	$10,451

Losses and loss adj. expenses	3,180	2,850	52.74	47.26	6,030
Other underwriting expenses	2,754	1,344	67.21	32.79	4,098

Total losses and expenses	5,934	4,194	58.59	41.41	10,127

Underwriting income (loss)	$942	$(619)	N.A.	N.A.	$323

Source: Lebanon Mutual, financial statements.

III-6

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-7
Lebanon Mutual Insurance Company
Business Segment Operating Ratios
For the Years Ended December 31, 2005 to 2007
And for the Three Months Ended March 31, 2007 and 2008
(Dollars in Thousands)

	For the Three
	Months Ended		For the Years Ended
	March 31,		December 31,
	2008	2007	2007	2006	2005

Commercial Lines Segment
Loss Ratio	59.23%	54.83%	54.02%	46.24%	38.30%
Expense Ratio	51.24	41.57	40.57	40.05	41.34
Combined Ratio	110.47	96.40	94.59	86.29	79.64

Personal Lines Segment
Loss Ratio	36.10	53.79	67.85	79.73	76.52
Expense Ratio	44.46	38.83	41.09	37.60	37.77
Combined Ratio	80.56	92.62	108.94	117.33	114.29

Total Business Segments
Loss Ratio	51.31	54.48	58.45	57.70	52.63
Expense Ratio	48.92	40.65	40.73	39.20	40.00
Combined Ratio	100.23	95.13	99.18	96.90	92.63
Source: Lebanon Mutual, internal financial data.

III-7

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit III-8
Lebanon Mutual Insurance Company
Investment Portfolio
As of December 31, 2006 and 2007
And March 31, 2008
(Dollars in Thousands)

	March 31,		December 31,
	2008		2007		2006
	Cost or	Estimated	Cost or	Estimated	Cost or	Estimated
	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value
Debt securities:
U.S. treasury and govt. agencies	$202	$210	$202	$203	$—	$—
State, territories, and possessions	1,330	1,339	1,182	1,181	1,062	1,046
Special revenue	3,259	3,295	2,981	2,975	3,316	3,258
Public utilities	73	75	73	74	173	181
Industrial and miscellaneous	3,211	3,199	3,328	3,315	2,978	2,958
Mortgage-backed securities	7,791	7,817	8,245	8,231	7,585	7,438

Total debt securities	15,866	15,935	16,011	15,979	15,114	14,881

Equity securities	231	584	5	361	5	430
Convertible securities	4,479	4,350	4,627	4,683	4,560	5,244

Total investment securities	$20,576	$20,869	$20,643	$21,023	$19,679	$20,555

Source: Lebanon Mutual, financial statements.

III-8

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-1
Financial Performance Data for Public Property and Casualty Insurance Companies

			Total		Policy	Total	Tang.	LTM	Net Prem.	Qtrly.	Qtrly.	Qtrly.
		Total	Policy	Total	Resrvs./	Equity/	Equity/	Policy	Written/	Loss	Exp.	Comb.	LTM	LTM
		Assets	Reserves	Equity	Equity	Assets	Assets	Revenue	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
Company	State	($Mil.)	($Mil.)	($Mil.)	(x)	(%)	(%)	($Mil.)	(x)	(%)	(%)	(%)	(%)	(%)

21st Century Holding Co.	FL	218	115	85	1.35	38.99	38.99	95	0.87	42.3	NA	NA	11.14	31.82
ACE Ltd.	—	73,919	44,829	16,735	2.68	22.64	19.64	12,155	0.74	55.6	29.0	84.6	3.14	14.14
Affirmative Insurance Holdings	TX	903	358	220	1.63	24.36	4.67	408	1.92	75.2	17.1	92.3	1.30	5.63
Alleghany Corp.	NY	6,828	3,470	2,838	1.22	41.57	39.64	1,181	0.44	52.2	28.3	80.5	4.54	11.06
Allied World Assurance Co.	—	8,244	4,896	2,395	2.04	29.05	28.92	1,146	0.48	52.5	25.7	78.2	5.83	20.71
Allstate Corporation	IL	152,210	103,901	20,303	5.12	13.34	12.87	29,026	1.25	69.1	24.9	94.0	2.21	16.14
AmCOMP Inc.	FL	681	439	165	2.66	24.24	24.10	222	1.35	52.7	42.8	95.5	2.83	12.52
American Financial Group Inc.	OH	26,002	19,592	3,020	6.49	11.61	10.90	3,124	0.90	45.8	35.0	80.8	1.34	11.46
American Physicians Capital	MI	1,044	722	258	2.80	24.74	NA	136	0.48	51.2	22.2	73.4	5.00	20.02
American Physicians Svc Grp	TX	285	136	127	1.07	44.58	44.34	73	NA	43.3	15.5	58.8	NA	NA
American Safety Ins Hldgs Ltd	—	932	624	234	2.66	25.14	24.40	148	0.68	57.9	42.5	100.4	3.00	12.36
AMERISAFE Inc.	LA	1,090	722	218	3.31	20.02	20.02	305	1.54	67.2	19.9	87.1	5.03	27.77
AmTrust Financial Services Inc	NY	2,609	1,356	395	3.43	15.14	13.39	423	0.98	56.6	20.5	77.2	4.45	23.76
Arch Capital Group Ltd.	—	16,354	9,129	4,005	2.28	24.49	24.41	2,907	0.73	57.1	29.1	86.2	5.47	21.89
Argo Group Intl Holdings	—	4,980	2,998	1,423	2.11	28.57	26.91	873	0.75	60.2	35.8	95.9	3.37	13.13
Aspen Insurance Holdings Ltd.	—	7,507	3,880	2,923	1.33	38.93	38.87	1,686	0.58	52.9	32.5	85.4	6.22	16.52
AXIS Capital Holdings Ltd.	—	15,640	8,389	5,371	1.56	34.34	34.09	2,708	0.57	54.9	26.3	81.3	7.42	22.26
Baldwin & Lyons Inc.	IN	823	400	369	1.08	44.88	44.88	180	NA	65.3	33.2	98.5	5.01	11.31
Berkshire Hathaway Inc.	NE	281,047	72,583	119,372	0.61	42.47	34.68	24,478	NA	73.0	22.5	95.5	4.24	9.83
CastlePoint Holdings Ltd.	—	1,098	391	420	0.93	38.25	38.25	302	1.02	54.3	39.8	94.1	4.14	8.54
Chubb Corp.	NJ	51,193	29,487	14,347	2.06	28.03	27.36	11,937	0.84	53.4	30.5	83.9	5.37	19.51
Cincinnati Financial Corp.	OH	15,945	7,109	5,449	1.30	34.17	34.17	3,222	0.51	66.7	31.9	98.6	3.56	9.76
CNA Surety Corp.	IL	1,538	747	688	1.09	44.74	39.26	426	0.68	25.3	53.9	79.2	6.51	15.00
Commerce Group Inc.	MA	3,931	1,844	1,304	1.41	33.18	NA	1,804	1.27	65.8	27.0	92.8	3.48	10.14
CRM Holdings Ltd.	—	392	207	114	1.82	29.05	28.42	126	1.30	43.2	31.9	75.1	6.15	22.11
Darwin Professional Undrwrtr	CT	887	562	269	2.09	30.36	29.37	193	0.86	38.4	26.3	64.7	5.39	17.31
Donegal Group Inc.	PA	869	452	357	1.27	41.06	41.03	315	0.97	65.3	32.2	97.5	4.68	11.53
Eastern Insurance Holdings Inc	PA	391	184	168	1.10	42.81	40.68	133	0.76	59.7	36.9	96.7	4.64	10.37
EMC Insurance Group Inc.	IA	1,169	713	358	1.99	30.65	30.59	394	1.15	63.2	33.7	96.9	2.91	10.43
Employers Holdings Inc	NV	3,180	2,320	396	5.86	12.46	12.46	333	0.89	40.3	42.7	83.0	3.69	32.37
Endurance Specialty Holdings	—	7,875	4,198	2,538	1.65	32.23	30.39	1,590	0.68	50.9	33.5	84.4	6.76	20.20

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-1 (continued)
Financial Performance Data for Public Property and Casualty Insurance Companies

			Total		Policy	Total	Tang.	LTM	Net Prem.	Qtrly.	Qtrly.	Qtrly.
		Total	Policy	Total	Resrvs./	Equity/	Equity/	Policy	Written/	Loss	Exp.	Comb.	LTM	LTM
		Assets	Reserves	Equity	Equity	Assets	Assets	Revenue	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
Company	State	($Mil.)	($Mil.)	($Mil.)	(x)	(%)	(%)	($Mil.)	(x)	(%)	(%)	(%)	(%)	(%)

Enstar Group Ltd.	—	3,995	2,701	465	5.81	11.64	11.16	0	0.00	NA	NA	NA	2.26	14.04
Erie Indemnity Co.	PA	2,851	1,434	996	1.44	34.93	34.93	208	NA	65.0	27.1	92.1	6.38	17.00
Everest Re Group Ltd.	—	18,046	10,696	5,633	1.90	31.21	NA	3,905	0.68	59.8	29.3	89.1	3.50	11.24
Fairfax Financial Holdings Ltd	—	28,033	17,039	4,809	3.54	17.16	17.00	4,629	1.21	72.0	28.7	100.7	5.88	43.43
First Acceptance Corp.	TN	486	187	236	0.79	48.53	26.76	298	NA	76.6	21.6	98.2	(6.78)	(13.64)
First Mercury Financial Corp.	MI	832	435	239	1.82	28.80	21.95	168	0.83	53.8	21.2	75.0	5.95	19.23
Flagstone Reinsurance Holdings	—	2,242	477	1,242	0.38	55.38	55.16	511	0.48	29.4	37.5	66.9	8.23	14.34
FPIC Insurance Group Inc.	FL	1,078	700	299	2.34	27.76	27.03	192	0.60	56.8	22.4	79.2	4.05	15.15
GAINSCO INC.	TX	253	128	65	1.99	25.52	25.34	185	2.38	74.8	25.8	100.6	(6.02)	(21.26)
Greenlight Capital Re Ltd	—	1,059	150	601	0.25	56.80	56.80	105	0.25	44.1	52.3	96.4	4.36	7.91
Hallmark Financial Services	TX	519	240	186	1.29	35.77	28.43	233	1.39	60.3	29.0	89.3	5.74	17.20
Hanover Insurance Group Inc.	MA	9,701	5,718	2,321	2.46	23.92	22.87	2,434	1.11	61.5	33.5	95.0	2.53	11.27
Harleysville Group Inc.	PA	3,277	2,237	763	2.93	23.29	22.74	857	1.23	64.2	34.0	98.2	3.31	13.75
HCC Insurance Holdings Inc.	TX	8,218	4,312	2,522	1.71	30.69	23.03	1,981	0.85	59.4	24.3	83.7	4.75	16.36
Hilltop Holdings Inc.	TX	1,065	92	816	0.11	76.62	75.73	110	0.18	49.1	31.5	80.6	21.50	41.14
Horace Mann Educators Corp.	IL	6,080	3,548	643	5.52	10.57	9.87	656	1.44	69.0	24.5	93.5	1.17	10.98
Infinity Property and Casualty	AL	1,970	1,020	613	1.66	31.09	28.35	1,011	1.53	72.1	22.3	94.5	3.18	10.22
IPC Holdings Ltd.	—	2,712	537	2,148	0.25	79.21	79.21	376	0.17	5.9	17.6	23.5	14.49	19.14
Kingsway Financial Services	—	4,545	2,992	894	3.35	19.67	17.58	1,867	1.85	83.5	32.1	115.6	(1.59)	(7.46)
Markel Corp.	VA	716	176	537	0.33	75.09	NA	NA	NA	NA	NA	NA	NA	NA
Meadowbrook Insurance Group	MI	10,156	6,527	2,615	2.50	25.75	23.14	2,086	0.79	56.0	35.9	92.0	3.36	13.44
Mercer Insurance Group Inc.	NJ	1,131	706	310	2.28	27.41	23.83	269	1.05	61.7	32.2	93.9	2.63	10.51
Mercury General Corp.	CA	548	369	137	2.70	24.94	24.19	152	1.24	63.4	34.7	98.1	2.65	11.13
Montpelier Re Holdings Ltd	—	4,344	1,989	1,826	1.09	42.04	NA	2,959	1.60	67.1	28.3	95.4	3.94	9.51
National Atlantic Holdings	NJ	3,352	1,131	1,570	0.72	46.83	46.83	555	0.36	54.5	35.2	89.7	6.74	15.20
National Interstate Corp.	OH	442	277	141	1.97	31.78	31.78	168	1.12	92.8	33.7	126.5	(3.12)	(9.55)
National Security Group Inc.	AL	999	520	218	2.39	21.83	21.83	265	1.40	61.6	22.7	84.3	4.62	21.02
Navigators Group Inc.	NY	140	73	47	1.53	33.95	33.95	63	NA	NA	NA	NA	4.22	11.85
North Pointe Holdings Corp.	MI	3,182	2,162	677	3.19	21.27	21.07	619	1.06	56.8	32.4	89.2	3.17	15.86
NYMAGIC INC.	NY	1,061	659	249	2.65	23.46	23.46	171	0.62	57.9	41.5	99.4	(2.17)	(8.51)
Odyssey Re Holdings Corp	CT	9,799	5,880	2,813	2.09	28.70	NA	2,093	0.85	68.9	29.5	98.4	8.05	30.82

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-1 (continued)
Financial Performance Data for Public Property and Casualty Insurance Companies

			Total		Policy	Total	Tang.	LTM	Net Prem.	Qtrly.	Qtrly.	Qtrly.
		Total	Policy	Total	Resrvs./	Equity/	Equity/	Policy	Written/	Loss	Exp.	Comb.	LTM	LTM
		Assets	Reserves	Equity	Equity	Assets	Assets	Revenue	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
Company	State	($Mil.)	($Mil.)	($Mil.)	(x)	(%)	(%)	($Mil.)	(x)	(%)	(%)	(%)	(%)	(%)

Old Republic International	IL	13,250	7,823	4,377	1.79	33.03	NA	3,578	NA	76.6	39.1	115.7	1.12	3.22
OneBeacon Insurance Group Ltd.	—	8,992	5,447	1,613	3.38	17.94	NA	1,860	1.00	66.1	34.0	100.1	1.74	8.96
PartnerRe Ltd.	—	17,291	11,012	4,473	2.46	25.87	23.98	3,845	0.94	61.3	31.0	92.3	4.20	16.25
Philadelphia Consolidated Hldg	PA	4,246	2,366	1,560	1.52	36.74	NA	1,440	1.07	51.0	30.1	81.1	8.19	22.61
Platinum Underwriters Hldgs	—	5,044	2,703	1,929	1.40	38.25	38.25	1,190	0.56	53.1	25.3	78.4	7.56	19.65
PMA Capital Corp.	PA	2,595	1,484	384	3.87	14.78	14.04	370	0.96	70.0	41.5	111.5	(1.47)	(9.76)
ProAssurance Corp.	AL	4,474	2,801	1,276	2.20	28.52	27.34	517	0.40	67.7	21.8	89.5	3.79	13.92
ProCentury Corp.	OH	666	393	165	2.38	24.82	NA	212	1.28	57.5	35.9	93.4	3.99	15.86
Progressive Corp.	OH	18,717	10,260	4,750	2.16	25.38	25.38	13,774	2.52	73.3	21.3	94.6	5.36	19.58
Quanta Capital Holdings Ltd.	—	710	378	248	1.52	34.99	34.33	61	0.18	337.4	NA	NA	3.15	10.53
RenaissanceRe Holdings Ltd.	—	8,170	2,660	3,386	0.79	41.44	NA	1,371	0.37	26.6	24.8	51.4	6.65	16.18
RLI Corp.	IL	2,610	1,568	748	2.10	28.65	27.92	542	0.69	50.9	38.3	89.2	6.14	21.68
Safeco Corp.	WA	12,297	7,353	3,332	2.21	27.10	NA	5,592	1.52	64.8	28.2	93.0	5.04	18.02
Safety Insurance Group Inc.	MA	1,451	803	585	1.37	40.31	40.31	606	1.07	63.6	29.5	93.1	5.69	14.84
SCPIE Holdings Inc.	CA	722	465	238	1.95	33.01	NA	120	0.51	65.2	28.7	93.9	2.52	7.86
SeaBright Insurance Hldgs Inc.	WA	777	405	305	1.33	39.29	38.96	236	0.97	52.9	27.6	80.5	5.75	14.47
Selective Insurance Group	NJ	4,970	3,418	1,046	3.27	21.04	20.50	1,519	1.47	66.4	34.0	100.4	2.63	12.46
Specialty UnderwritersAlliance	IL	421	262	136	1.94	32.16	30.39	153	1.11	58.9	48.9	107.8	3.23	10.38
State Auto Financial Corp.	OH	2,425	1,233	882	1.40	36.38	36.33	1,039	1.23	76.8	34.5	111.3	3.25	8.48
Tower Group Inc.	NY	1,366	781	314	2.49	22.99	20.64	294	0.93	54.5	30.4	84.9	3.73	16.06
Transatlantic Holdings Inc.	NY	15,772	9,352	3,381	2.77	21.44	21.44	3,955	1.24	66.4	27.7	94.1	3.30	15.29
Travelers Cos	MN	114,144	75,278	26,388	2.85	23.12	20.22	21,515	0.83	55.7	31.9	87.6	3.89	17.22
Unico American Corp.	CA	193	111	72	1.54	37.20	37.20	36	NA	69.0	23.0	92.0	3.09	8.77
United America Indemnity Ltd.	—	2,728	1,690	842	2.01	30.87	28.06	511	0.53	67.8	33.8	101.6	2.93	10.15
United Fire & Casualty Co.	IA	2,779	1,913	759	2.52	27.32	NA	506	0.68	56.1	30.3	86.4	3.50	13.04
Universal Insurance Hldgs Inc.	FL	559	324	86	3.75	15.46	15.46	150	2.27	36.3	NA	NA	10.03	90.37
Validus Holdings Ltd	—	4,536	1,727	1,991	0.87	43.89	41.96	1,038	0.60	48.0	34.4	82.4	11.87	24.75
W.R. Berkley Corp.	CT	16,835	11,130	3,449	3.23	20.49	19.98	4,633	1.27	60.8	29.4	90.2	4.45	21.02
Wesco Financial Corp.	CA	3,150	194	2,509	0.08	79.66	77.76	67	0.05	59.5	30.6	90.0	3.41	4.29
White Mountains Insurance	NH	19,365	9,792	4,679	2.09	24.16	24.03	3,775	0.80	68.7	32.7	101.4	1.34	5.55
Zenith National Insurance Corp	CA	2,747	1,454	1,100	1.32	40.03	39.57	703	0.65	34.4	40.4	74.8	7.61	20.02

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-1 (continued)
Financial Performance Data for Public Property and Casualty Insurance Companies

			Total		Policy	Total	Tang.	LTM	Net Prem.	Qtrly.	Qtrly.	Qtrly.
		Total	Policy	Total	Resrvs./	Equity/	Equity/	Policy	Written/	Loss	Exp.	Comb.	LTM	LTM
		Assets	Reserves	Equity	Equity	Assets	Assets	Revenue	Avg.Eq.	Ratio	Ratio	Ratio	ROA	ROE
Company	State	($Mil.)	($Mil.)	($Mil.)	(x)	(%)	(%)	($Mil.)	(x)	(%)	(%)	(%)	(%)	(%)

Overall P&C Insurance Group Mean		12,007	6,220	3,446	2.10	32.09	30.07	2,243	0.94	61.4	30.8	89.6	4.32	14.75
Overall P&C Insurance Group Median		2,747	1,454	763	1.99	29.05	27.36	514	0.88	59.6	30.5	92.1	4.05	14.14

P&C Group Mean > $1 Bil. Total Assets		15,989	8,511	4,706	2.23	31.27	30.08	3,015	0.87	57.9	31.1	89.0	4.63	15.13
P&C Group Median > $1 Bil. Total Assets		4,474	2,701	1,570	2.09	28.57	26.97	1,146	0.84	59.4	30.5	90.1	4.05	15.00

P&C Group Mean < $1 Bil. Total Assets		620	316	199	1.77	34.18	30.06	176	1.17	71.0	30.1	91.4	3.47	13.72
P&C Group Median < $1 Bil. Total Assets		673	341	177	1.73	32.59	29.37	168	1.12	60.0	29.0	93.9	4.11	11.69

P&C Group Mean > $500 Mil. Total Rev.		19,165	10,282	5,684	2.13	31.87	29.45	3,729	0.94	59.9	29.8	89.7	4.58	15.14
P&C Group Median > $500 Mil. Total Rev.		5,562	3,509	2,234	2.05	28.68	27.13	1,686	0.85	60.8	30.1	92.0	3.94	14.84

P&C Group Mean < $500 Mil. Total Rev.		953	541	268	2.10	32.14	30.86	195	0.96	64.6	32.7	90.5	3.89	14.17
P&C Group Median < $500 Mil. Total Rev.		827	403	239	1.96	30.51	28.43	176	0.96	57.9	32.2	93.9	4.05	12.36

Source: SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-2
Market Valuation Data for Public Property and Casualty Insurance Companies

				Closing	Total	Price/	Price/	Price/	Price/	Price/	Price/	Price/	Current	One-Yr.
				Price	Market	Book	Tang.	LTM	Oper.	Next Yr.	LTM	Total	Div.	Price
				6/02/08	Value	Value	Book	EPS	EPS	Est. EPS	Revenue	Assets	Yield	Change
Company	Ticker	Exchange	State	($)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)	(%)

21st Century Holding Co.	TCHC	NASDAQ	FL	10.37	82	97.0	97.0	3.35	3.21	NA	0.72	37.83	6.94	(7.16)
ACE Ltd.	ACE	NYSE	—	59.59	19,842	122.5	147.7	8.93	7.22	7.83	1.46	26.84	1.95	(3.03)
Affirmative Insurance Holdings	AFFM	NASDAQ	TX	7.35	113	51.5	338.9	9.42	NA	8.17	0.22	12.55	1.09	(52.30)
Alleghany Corp.	Y	NYSE	NY	363.97	3,036	119.5	130.7	11.36	16.57	NA	2.07	44.47	0.00	1.16
Allied World Assurance Co.	AWH	NYSE	—	45.60	2,227	100.4	101.0	5.53	5.57	6.36	1.54	27.02	1.58	(10.41)
Allstate Corporation	ALL	NYSE	IL	50.95	28,062	139.8	145.7	8.52	8.68	8.36	0.79	18.44	3.22	(17.26)
AmCOMP Inc.	AMCP	NASDAQ	FL	11.04	169	102.3	103.1	8.90	NA	11.54	0.70	24.80	0.00	20.26
American Financial Group Inc.	AFG	NYSE	OH	29.88	3,359	111.7	120.1	10.41	7.99	8.52	0.77	12.92	1.67	(17.18)
American Physicians Capital	ACAP	NASDAQ	MI	47.54	463	179.2	NA	9.57	9.47	10.29	2.62	44.32	0.84	13.87
American Physicians Svc Grp	AMPH	NASDAQ	TX	22.24	159	125.9	127.1	5.08	NA	11.12	1.67	55.88	0.00	32.38
American Safety Ins Hldgs Ltd	ASI	NYSE	—	16.25	172	75.8	78.9	6.61	NA	8.15	0.95	18.48	0.00	(24.42)
AMERISAFE Inc.	AMSF	NASDAQ	LA	15.77	297	136.1	136.1	5.95	5.31	7.57	0.88	27.24	0.00	(14.29)
AmTrust Financial Services Inc	AFSI	NASDAQ	NY	14.53	872	220.2	254.0	9.69	NA	7.33	1.55	33.41	1.10	(6.50)
Arch Capital Group Ltd.	ACGL	NASDAQ	—	70.40	4,512	123.7	124.3	6.12	6.64	6.84	1.31	27.59	0.00	(1.79)
Argo Group Intl Holdings	AGII	NASDAQ	—	38.29	1,176	82.6	89.7	7.27	12.68	7.72	1.15	23.60	0.00	(16.94)
Aspen Insurance Holdings Ltd.	AHL	NYSE	—	25.50	2,178	89.5	89.8	5.44	5.64	5.92	1.12	29.01	2.35	(6.70)
AXIS Capital Holdings Ltd.	AXS	NYSE	—	34.78	5,174	116.1	117.6	5.33	5.51	6.71	1.62	33.08	2.13	(11.18)
Baldwin & Lyons Inc.	BWINB	NASDAQ	IN	21.28	325	87.8	87.8	7.63	12.67	13.57	1.41	39.44	4.70	(17.39)
Berkshire Hathaway Inc.	BRK.A	NYSE	NE	132,350	204,686	171.7	238.8	17.72	21.89	22.27	1.85	72.83	0.00	21.14
CastlePoint Holdings Ltd.	CPHL	NASDAQ	—	10.74	411	98.0	98.0	11.80	NA	5.00	1.22	37.48	1.86	(31.46)
Chubb Corp.	CB	NYSE	NJ	53.62	19,597	136.6	141.2	7.58	8.21	9.19	1.40	38.28	2.46	(2.69)
Cincinnati Financial Corp.	CINF	NASDAQ	OH	34.74	5,668	104.0	104.0	9.68	10.43	12.42	1.44	35.55	4.49	(24.13)
CNA Surety Corp.	SUR	NYSE	IL	14.50	640	93.0	116.5	6.78	6.74	6.87	1.36	41.60	0.00	(30.49)
Commerce Group Inc.	CGI	NYSE	MA	36.70	2,211	169.6	NA	16.61	11.19	15.13	1.17	56.25	3.27	6.16
CRM Holdings Ltd.	CRMH	NASDAQ	—	3.39	54	48.8	50.4	2.49	NA	2.93	0.33	13.88	0.00	(56.65)
Darwin Professional Undrwrtr	DR	NYSE	CT	27.91	475	176.2	184.7	11.39	NA	11.95	2.19	53.50	0.00	17.86
Donegal Group Inc.	DGICA	NASDAQ	PA	17.41	445	124.2	124.3	11.31	11.68	13.17	1.28	51.21	2.41	10.75
Eastern Insurance Holdings Inc	EIHI	NASDAQ	PA	16.06	154	97.8	106.7	9.12	9.79	10.22	1.04	39.46	1.74	7.00
EMC Insurance Group Inc.	EMCI	NASDAQ	IA	27.96	382	107.3	107.5	10.67	10.63	16.49	0.86	32.71	2.58	7.66
Employers Holdings Inc	EIG	NYSE	NV	18.98	938	237.4	237.4	8.22	NA	10.43	2.28	29.50	1.26	(11.31)
Endurance Specialty Holdings	ENH	NYSE	—	33.39	2,007	92.8	101.8	4.78	4.50	5.67	1.11	25.49	2.99	(15.68)

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-2 (continued)
Market Valuation Data for Public Property and Casualty Insurance Companies

				Closing	Total	Price/	Price/	Price/	Price/	Price/	Price/	Price/	Current	One-Yr.
				Price	Market	Book	Tang.	LTM	Oper.	Next Yr.	LTM	Total	Div.	Price
				6/02/08	Value	Value	Book	EPS	EPS	Est. EPS	Revenue	Assets	Yield	Change
Company	Ticker	Exchange	State	($)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)	(%)

Enstar Group Ltd.	ESGR	NASDAQ	—	104.67	1,250	269.0	281.9	21.19	NA	NA	15.87	31.29	0.00	(11.30)
Erie Indemnity Co.	ERIE	NASDAQ	PA	50.15	2,598	293.3	293.3	16.50	14.75	15.47	2.15	91.12	3.51	(10.46)
Everest Re Group Ltd.	RE	NYSE	—	87.15	5,397	95.8	NA	8.91	7.87	7.18	1.20	29.91	2.20	(18.78)
Fairfax Financial Holdings Ltd	FFH	NYSE	—	273.00	4,825	107.6	108.9	3.16	NA	9.17	0.58	17.21	1.83	34.51
First Acceptance Corp.	FAC	NYSE	TN	3.57	172	72.7	187.6	NM	NA	NA	0.50	35.28	0.00	(65.20)
First Mercury Financial Corp.	FMR	NYSE	MI	17.42	318	133.0	191.3	7.81	7.85	6.96	1.56	38.28	0.00	(6.75)
Flagstone Reinsurance Holdings	FSR	NYSE	—	12.19	1,040	86.6	87.3	6.35	NA	5.65	1.81	46.39	1.31	(7.58)
FPIC Insurance Group Inc.	FPIC	NASDAQ	FL	45.84	404	135.2	140.3	9.84	9.71	10.51	1.82	37.44	0.00	(2.47)
GAINSCO INC.	GAN	AMEX	TX	3.65	89	140.8	142.1	NM	NM	NA	0.42	34.98	0.00	(40.65)
Greenlight Capital Re Ltd	GLRE	NASDAQ	—	19.67	590	119.9	119.9	14.36	NA	5.68	4.19	55.70	0.00	(17.63)
Hallmark Financial Services	HALL	NASDAQ	TX	11.71	244	131.1	183.8	8.25	8.94	9.41	0.86	46.95	0.00	(9.58)
Hanover Insurance Group Inc.	THG	NYSE	MA	45.13	2,320	99.8	105.8	9.54	10.26	10.67	0.83	23.91	0.89	(8.22)
Harleysville Group Inc.	HGIC	NASDAQ	PA	38.70	1,145	151.5	156.3	11.87	11.83	11.37	1.16	34.95	2.58	24.64
HCC Insurance Holdings Inc.	HCC	NYSE	TX	23.61	2,722	107.9	159.6	7.26	7.45	7.50	1.15	33.12	1.86	(29.01)
Hilltop Holdings Inc.	HTH	NYSE	TX	10.59	598	85.7	90.9	2.14	NA	30.00	3.05	56.11	0.00	(9.41)
Horace Mann Educators Corp.	HMN	NYSE	IL	16.28	661	102.9	111.1	9.69	8.95	9.36	0.75	10.88	2.58	(27.93)
Infinity Property and Casualty	IPCC	NASDAQ	AL	40.01	648	105.9	120.7	10.99	10.13	12.44	0.60	32.91	1.10	(26.76)
IPC Holdings Ltd.	IPCR	NASDAQ	—	28.14	1,508	82.0	82.0	4.86	5.53	6.45	2.78	55.59	3.13	(10.30)
Kingsway Financial Services	KFS	NYSE	—	9.62	532	59.5	68.2	NM	NM	6.75	0.26	11.69	3.12	(50.00)
Maiden Holdings	MHLD	NASDAQ	VA	7.49	446	83.0	NA	NA	NA	NA	NA	62.33	0.00	NA
Markel Corp.	MKL	NYSE	MI	407.25	4,047	154.8	178.2	11.91	11.68	15.09	1.70	39.85	0.00	(16.72)
Meadowbrook Insurance Group	MIG	NYSE	NJ	6.82	252	81.5	98.3	8.52	8.42	6.87	0.74	22.33	1.17	(37.08)
Mercer Insurance Group Inc.	MIGP	NASDAQ	CA	17.31	114	78.9	82.2	7.69	7.43	7.35	0.68	20.75	1.73	(6.08)
Mercury General Corp.	MCY	NYSE	—	51.01	2,792	152.9	NA	16.14	12.69	13.46	0.92	64.27	4.55	(9.23)
Montpelier Re Holdings Ltd	MRH	NYSE	NJ	16.79	1,568	94.5	94.5	6.56	6.38	6.65	2.35	46.77	1.79	(8.75)
National Atlantic Holdings	NAHC	NASDAQ	OH	6.06	67	47.5	47.5	NM	NA	11.15	0.36	15.10	0.00	(55.01)
National Interstate Corp.	NATL	NASDAQ	AL	22.91	444	202.6	202.6	10.46	NA	8.38	1.53	44.44	1.05	(7.81)
National Security Group Inc.	NSEC	NASDAQ	NY	16.67	41	86.6	86.6	7.28	12.44	NA	0.58	29.40	5.40	(10.71)
Navigators Group Inc.	NAVG	NASDAQ	MI	50.18	843	124.6	126.1	8.62	8.70	8.90	1.21	26.49	0.00	0.42
NYMAGIC INC.	NYM	NYSE	NY	22.13	192	78.8	78.8	NM	NM	14.56	1.39	18.09	1.45	(47.81)
Odyssey Re Holdings Corp	ORH	NYSE	CT	37.49	2,484	93.0	NA	3.50	12.02	11.75	0.77	25.35	0.67	(12.85)

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-2 (continued)
Market Valuation Data for Public Property and Casualty Insurance Companies

				Closing	Total	Price/	Price/	Price/	Price/	Price/	Price/	Price/	Current	One-Yr.
				Price	Market	Book	Tang.	LTM	Oper.	Next Yr.	LTM	Total	Div.	Price
				6/02/08	Value	Value	Book	EPS	EPS	Est. EPS	Revenue	Assets	Yield	Change
Company	Ticker	Exchange	State	($)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)	(%)

Old Republic International	ORI	NYSE	IL	14.91	3,437	78.5	NA	24.05	34.67	22.46	0.84	25.94	4.56	(32.47)
OneBeacon Insurance Group Ltd.	OB	NYSE	—	18.25	441	108.6	NA	11.06	14.60	10.55	0.21	4.91	4.60	(28.29)
PartnerRe Ltd.	PRE	NYSE	—	73.90	4,011	104.2	116.8	6.54	6.08	7.41	0.93	23.20	2.49	(2.56)
Philadelphia Consolidated Hldg	PHLY	NASDAQ	PA	37.77	2,698	172.5	NA	8.64	8.93	9.73	1.70	63.54	0.00	(9.45)
Platinum Underwriters Hldgs	PTP	NYSE	—	35.44	1,734	104.8	104.8	5.84	NA	6.94	1.24	34.38	0.90	2.67
PMA Capital Corp.	PMACA	NASDAQ	PA	10.03	319	83.0	88.2	NM	18.57	14.06	0.70	12.28	0.00	(6.26)
ProAssurance Corp.	PRA	NYSE	AL	51.02	1,635	128.2	135.9	10.63	10.61	10.45	2.38	36.56	0.00	(10.91)
ProCentury Corp.	PROS	NASDAQ	OH	17.50	235	142.2	NA	9.56	8.84	11.04	1.01	35.28	0.91	(6.42)
Progressive Corp.	PGR	NYSE	OH	20.42	13,835	291.3	291.3	13.61	14.59	16.05	0.95	73.92	0.71	(11.98)
Quanta Capital Holdings Ltd.	QNTA	NASDAQ	—	2.64	185	74.5	76.7	4.98	33.00	NA	1.64	26.08	0.00	29.41
RenaissanceRe Holdings Ltd.	RNR	NYSE	—	52.37	3,378	124.3	NA	7.16	5.31	6.25	2.18	41.35	1.76	(10.40)
RLI Corp.	RLI	NYSE	IL	51.56	1,115	149.2	154.6	7.24	8.12	12.26	1.69	42.72	1.94	(11.10)
Safeco Corp.	SAF	NYSE	WA	67.10	6,033	180.9	NA	9.85	10.63	11.43	0.97	49.06	2.38	6.31
Safety Insurance Group Inc.	SAFT	NASDAQ	MA	38.83	631	107.9	107.9	7.66	7.64	9.22	0.94	43.50	4.12	(8.74)
SCPIE Holdings Inc.	SKP	NYSE	CA	27.62	265	111.0	NA	15.52	15.43	NA	1.86	36.66	0.00	27.99
SeaBright Insurance Hldgs Inc.	SEAB	NASDAQ	WA	15.11	320	104.7	106.1	7.75	NA	7.30	1.21	41.24	0.00	(15.92)
Selective Insurance Group	SIGI	NASDAQ	NJ	21.58	1,150	110.0	113.7	9.18	10.23	10.04	0.63	23.14	2.41	(21.04)
Specialty UnderwritersAlliance	SUAI	NASDAQ	IL	4.75	70	54.9	59.6	5.65	NA	9.50	0.43	16.57	0.00	(40.92)
State Auto Financial Corp.	STFC	NASDAQ	OH	27.49	1,090	123.9	124.2	15.19	16.46	11.38	0.96	44.95	2.18	(13.23)
Tower Group Inc.	TWGP	NASDAQ	NY	25.06	585	186.1	213.5	12.05	NA	7.76	1.33	42.78	0.80	(21.69)
Transatlantic Holdings Inc.	TRH	NYSE	NY	63.35	4,197	124.1	124.1	8.54	8.30	9.11	0.95	26.61	1.20	(11.41)
Travelers Cos	TRV	NYSE	MN	49.28	29,800	113.8	135.1	7.19	7.27	8.19	1.15	26.11	2.44	(9.71)
Unico American Corp.	UNAM	NASDAQ	CA	9.11	51	71.4	71.4	8.76	8.76	NA	1.03	26.56	0.00	(22.80)
United America Indemnity Ltd.	INDM	NASDAQ	—	14.23	314	58.7	67.2	6.32	6.27	7.26	0.53	11.50	0.00	(42.94)
United Fire & Casualty Co.	UFCS	NASDAQ	IA	35.05	956	125.5	NA	9.93	10.40	10.94	1.51	34.39	1.71	(11.96)
Universal Insurance Hldgs Inc.	UVE	AMEX	FL	3.42	135	148.9	148.9	2.53	2.53	NA	0.72	24.11	0.00	(43.84)
Validus Holdings Ltd	VR	NYSE	—	21.12	1,568	86.5	93.5	NA	NA	4.36	1.32	34.57	3.79	NA
W.R. Berkley Corp.	WRB	NYSE	CT	27.00	4,549	133.5	137.7	6.99	7.40	7.61	0.82	27.02	0.89	(19.35)
Wesco Financial Corp.	WSC	AMEX	CA	424.99	3,026	120.7	135.2	28.20	NA	NA	4.72	96.05	0.36	0.00
White Mountains Insurance	WTM	NYSE	NH	463.80	4,902	105.0	105.8	19.36	NA	16.54	1.09	25.32	1.72	(22.70)
Zenith National Insurance Corp	ZNT	NYSE	CA	40.94	1,522	138.4	141.1	7.23	7.68	9.91	1.85	55.41	4.89	(15.59)

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit IV-2 (continued)
Market Valuation Data for Public Property and Casualty Insurance Companies

				Closing	Total	Price/	Price/	Price/	Price/	Price/	Price/	Price/	Current	One-Yr.
				Price	Market	Book	Tang.	LTM	Oper.	Next Yr.	LTM	Total	Div.	Price
				6/02/08	Value	Value	Book	EPS	EPS	Est. EPS	Revenue	Assets	Yield	Change
Company	Ticker	Exchange	State	($)	($Mil.)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)	(%)

Overall P&C Insurance Group Mean				NA	4,779	120.0	131.4	9.34	10.27	10.05	1.45	35.58	1.50	(12.42)
Overall P&C Insurance Group Median				NA	938	108.6	117.6	8.62	8.93	9.22	1.16	34.38	1.17	(10.91)

P&C Group Mean > $1 Bil. Total Assets				NA	6,553	126.8	133.8	9.88	10.10	10.19	1.62	36.24	1.69	(11.92)
P&C Group Median > $1 Bil. Total Assets				NA	1,635	113.8	120.0	8.91	8.82	9.18	1.21	33.12	1.71	(11.14)

P&C Group Mean < $1 Bil. Total Assets				NA	206	102.7	125.4	7.80	10.97	9.52	1.00	35.18	1.51	(12.80)
P&C Group Median < $1 Bil. Total Assets				NA	170	97.4	106.1	7.78	8.94	9.50	0.95	33.90	1.19	(11.01)

P&C Group Mean > $500 Mil. Total Revenue				NA	7,943	122.5	137.0	9.87	10.25	9.96	1.29	36.53	1.90	(11.68)
P&C Group Median > $500 Mil. Total Revenue				NA	2,273	110.9	122.4	8.91	8.82	9.17	1.15	33.10	1.85	(10.91)

P&C Group Mean < $500 Mil. Total Revenue				NA	319	116.5	124.4	8.58	10.57	10.34	1.66	34.08	0.92	(13.46)
P&C Group Median < $500 Mil. Total Revenue				NA	259	103.5	106.7	8.25	9.21	10.22	1.13	35.28	0.00	(11.01)

Source: SNL Financial.

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit V-1
Pro Forma Assumptions for Conversion Valuation
1.	The initial offering price is $10.00 per share and the number of shares offered is computed by dividing the estimated pro forma market value by the offering price.

2.	The total amount of the net offering proceeds was fully invested at the beginning of the applicable period.

3.	The net offering proceeds are invested to yield a return of 3.34%, which represents the Company estimated average yield on an invested portfolio of short-term investment securities for the relevant period. The effective income tax rate was assumed to be 34.0%, resulting in a net after-tax yield of 2.20%.

4.	It is assumed that 10.0% of the shares offered for sale will be acquired by the employee stock ownership plan (“ESOP”). Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. Under generally accepted accounting principles (“GAAP”), the aggregate purchase price of shares of common stock to be purchased by the ESOP in the offering represents unearned compensation and is reflected as a reduction of capital. The annual ESOP expense is estimated based on a ten-year loan period. It is further assumed that the ESOP purchase is funded by a loan from LMI Holdings. No reinvestment is assumed on proceeds used to fund the ESOP. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine the estimated net funds available for investment. The ESOP expense reflects recognition of expense based upon shares committed to be allocated under the ESOP. The valuation of shares committed to be allocated under the ESOP would be based upon the average market value of the shares during the year. For purposes of this calculation, the average market value was assumed to be equal to the initial offering price of $10.00 per share.

5.	Expenses of the offering are estimated to be $2.5 million.

6.	No effect has been given in the pro forma equity calculation for the assumed earnings on the net proceeds.

7.	Pro forma per share amounts have been computed by dividing pro forma amounts by the total outstanding number of shares of stock for the book value calculations, and as adjusted to give effect to the purchase of shares by the ESOP for the earnings per share (“EPS”) calculations in accordance with Statement of Position (“SOP”) 93-6. Under SOP 93-6, the weighted average of the ESOP shares that have not been committed for release during the yearly period are subtracted from total shares outstanding for purposes of EPS calculations.

8.	No effect has been given to the issuance of additional shares in conjunction with the grant of options or restricted stock awards under the stock-based incentive plan that LMI Holdings expects to adopt following the Conversion, subject to stockholder approval.

V-1

FELDMAN FINANCIAL ADVISORS, INC.
Exhibit V-2
Pro Forma Conversion Valuation Range
Lebanon Mutual Insurance Company
Historical Financial Data as of March 31, 2008
(Dollars in Thousands, Except Per Share Data)

	Minimum	Midpoint	Maximum

Shares offered	1,020,000	1,200,000	1,380,000
Offering price	$10.00	$10.00	$10.00

Gross proceeds	$10,200	$12,000	$13,800
Less: estimated expenses	(2,500)	(2,500)	(2,500)

Net offering proceeds	7,700	9,500	11,300
Less: ESOP purchase	(1,020)	(1,200)	(1,380)

Net investable proceeds	$6,680	$8,300	$9,920

Net Income:
LTM ended March 31, 2008	$400	$400	$400
Pro forma income on net proceeds	147	183	219
Pro forma ESOP adjustment	(67)	(79)	(91)

Pro forma net income	$480	$504	$528

Pro forma earnings per share	$0.52	$0.46	$0.42

Operating Income:
LTM ended March 31, 2008	$427	$427	$427
Pro forma income on net proceeds	147	183	219
Pro forma ESOP adjustment	(67)	(79)	(91)

Pro forma operating income	$507	$531	$555

Pro forma operating earnings per share	$0.55	$0.49	$0.44

Total Revenue:
LTM ended March 31, 2008	$10,095	$10,095	$10,095
Pro forma revenue on net proceeds, pre-tax	223	277	331

Pro forma total revenue	$10,318	$10,372	$10,426

Total Equity	$13,195	$13,195	$13,195
Net offering proceeds	7,700	9,500	11,300
Less: ESOP purchase	(1,020)	(1,200)	(1,380)

Pro forma total equity	$19,875	$21,495	$23,115

Pro forma book value per share	$19.49	$17.91	$16.75

Tangible Equity	$13,195	$13,195	$13,195
Net offering proceeds	7,700	9,500	11,300
Less: ESOP purchase	(1,020)	(1,200)	(1,380)

Pro forma tangible equity	$19,875	$21,495	$23,115

Pro forma tangible book value per share	$19.49	$17.91	$16.75

Total Assets	$28,182	$28,182	$28,182
Net offering proceeds	7,700	9,500	11,300
Less: ESOP purchase	(1,020)	(1,200)	(1,380)

Pro forma total assets	$34,862	$36,482	$38,102

Pro Forma Ratios:
Price / LTM EPS	19.23	21.55	23.65
Price / Operating EPS	18.21	20.45	22.50
Price / LTM Revenue	0.99	1.16	1.32
Price / Book Value	51.32%	55.83%	59.70%
Price / Tangible Book Value	51.32%	55.83%	59.70%
Price / Total Assets	29.26%	32.89%	36.22%
Total Equity / Assets	57.01%	58.92%	60.67%
Tangible Equity / Assets	57.01%	58.92%	60.67%

V-2